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                                               Filed Pursuant to Rule 424(b)(3)
                                                         SEC File No. 333-69620
                     SUPPLEMENT DATED NOVEMBER 3, 2009 TO

                       PROSPECTUS DATED MAY 1, 2007 FOR

                       SINGLE PURCHASE PAYMENT MODIFIED
                         GUARANTEED ANNUITY CONTRACTS

                                   ISSUED BY

                  GENWORTH LIFE AND ANNUITY INSURANCE COMPANY

This supplement updates certain information contained in your prospectus. Please read it and keep it with your prospectus for future reference.

The following provision is added to the prospectus:

   Exemption to File Periodic Reports

   The Company does not intend to file periodic reports required under the Securities Exchange Act of 1934 in reliance on the exemption provided by Rule 12h-7 thereunder.

The prospectus is revised accordingly.

18470 SUPPB 11/03/09